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                                                                 Exhibit (a)(24)

                         Notice of Guaranteed Delivery
                                      for
                       Tender of Shares of Common Stock
          (Including the Associated Preferred Share Purchase Rights)
                                      of
                              Varlen Corporation
             Pursuant to the Offer to Purchase Dated May 24, 1999
                and the Supplement thereto dated August 4, 1999
                                      by
                        Track Acquisition Incorporated
                         A Wholly Owned Subsidiary of
                        Amsted Industries Incorporated

   As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent may be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $.10 per share (the "Common Stock"), including the associated preferred share purchase rights (the "Rights" and, collectively with the Common Stock, the "Shares"), of Varlen Corporation, a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be complied with on a timely basis, or all required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                                CITIBANK, N.A.

                                   By Mail:            By Overnight Courier:
         By Hand:



                                Citibank, N.A.             Citibank, N.A.
      Citibank, N.A.             P.O. Box 685         915 Broadway, 5th Floor
  Corporate Trust Window     Old Chelsea Station      New York, New York 10010
   111 Wall Street, 5th    New York, New York 10113
          Floor
 New York, New York 10043

              Facsimile For Eligible Institutions: (212) 505-2248
                   To Confirm Facsimile Only: (800) 270-0808

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

   The undersigned hereby tenders to Track Acquisition Incorporated, a Delaware corporation and a wholly owned subsidiary of Amsted Industries Incorporated, a Delaware corporation, on the terms and subject to the conditions set forth in the Offer to Purchase, dated May 24, 1999 (the "Offer to Purchase"), as amended and supplemented by the Supplement thereto dated August 4, 1999 (the "Supplement") and the related revised (green) Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares: ___________________

                                          Dated: ______________________________

Certificate Nos.(if available): _____     Name(s) of Record Holder(s): (Please
                                           Print)

CHECK BOX IF SHARES WILL BE TENDERED      -------------------------------------
BY BOOK-ENTRY TRANSFER [_]                -------------------------------------

                                          Address(es): (Include Zip Code)

Account Number: _____________________     -------------------------------------
                                          -------------------------------------

                                          Daytime Area Code
                                          and Tel. No.: _______________________

                                          Signature(s) ________________________
                                          -------------------------------------
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                                   GUARANTEE

                   (Not to be Used for Signature Guarantee)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the Shares tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents within three Nasdaq National Market trading days of the date hereof.

   The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.



 Name of Firm: _____________________       -----------------------------------
                                                 (Authorized Signature)

 Address: __________________________       Name: _____________________________
 -----------------------------------                 (Please Print)


 Area Code and Telephone Number: ___       Title: ____________________________


                                           Dated: ____________________________


   NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.